Exhibit 10.6

AMENDMENT NO. 1 TO SHAREHOLDERS’ AGREEMENT
This AMENDMENT NO. 1 TO SHAREHOLDERS’ AGREEMENT, dated as of August 21, 2014 (this “Amendment”), is between CHC Group Ltd., a Cayman Islands exempted company (the “Company”), 6922767 Holding (Cayman) Inc., a Cayman Islands exempted company (the “Shareholder”), and each of the other parties identified on the signature pages hereto.
RECITALS
WHEREAS, the parties hereto previously entered into the Shareholders’ Agreement, dated as of January 17, 2014, between the Company and First Reserve (the “Shareholders’ Agreement”);
WHEREAS, in connection with the transactions contemplated by the Investment Agreement, dated as of August 21, 2014, among the Company, Clayton, Dubilier & Rice Fund IX, L.P., a Cayman Islands exempted limited partnership and Clayton, Dubilier and Rice, LLC, a Delaware limited liability company (the “Investment Agreement”), the First Reserve Parties and the Company desire to amend the Shareholders’ Agreement as set forth herein; and
WHEREAS, pursuant to Section 5.3 of the Shareholders’ Agreement, the Shareholders’ Agreement may be amended by a written instrument executed by the Company and the other parties hereto.
AGREEMENT
NOW, THEREFORE, the parties agree as follows:
1.Capitalized Terms; Effective Date of this Amendment. Unless otherwise defined herein, capitalized terms used herein and defined in the Shareholders’ Agreement are used in this Amendment as defined in the Shareholders’ Agreement. This Amendment shall be deemed effective as of the First Closing Date (as defined in the Investment Agreement). Until the First Closing Date, the Shareholders’ Agreement (without giving effect to this Amendment) shall remain in full force and effect. Thereafter, except as expressly amended herein, all other terms and conditions of the Shareholders’ Agreement shall remain in full force and effect. This Agreement shall terminate automatically without any action by any of the parties hereto upon the termination of the Investment Agreement.
2.    Amendments to Shareholders’ Agreement.
(a)    Section 1.1 of the Shareholders’ Agreement is hereby amended by inserting the following defined terms in appropriate alphabetical order:
““Adjusted Ordinary Shares” means at the time of determination (i) the issued Ordinary Shares, (ii) Ordinary Shares issuable upon the conversion of issued Preferred Shares and (iii) Ordinary Shares issuable upon the conversion of any other issued convertible securities of the Company but only if at the time of determination the holder thereof has the right to so convert such securities.”
““Information” has the meaning set forth in Section 3.3.”
““Investment Agreement” means the Investment Agreement, dated as of August 21, 2014, among the Company, Clayton, Dubilier & Rice Fund IX, L.P., a Cayman Islands exempted limited partnership (the “Purchaser”) and Clayton, Dubilier and Rice, LLC, a Delaware limited liability company.”
““Preferred Shares” means the preferred shares, of a nominal or par value of $0.0001 per share, of the Company designated as “Convertible Preferred Shares.”
““Post-Closing Voting Agreement” means the Post-Closing Voting Agreement to be entered into upon the First Closing (as defined in the Investment Agreement), as amended.”
““Representatives” has the meaning set forth in Section 3.3.”
(b)    Section 2.1(b) of the Shareholders’ Agreement is hereby amended as follows:
(i)    References in Section 2.1(b) to “Ordinary Shares” are hereby amended by deleting such references where they appear therein and inserting references to “Adjusted Ordinary Shares” in each such place.
(ii)    The first sentence of Section 2.1(b) is hereby amended by deleting the phrase “Following the Closing Date, the First Reserve Designator shall have the right, but not the obligation, to designate, and the individuals nominated for election as Directors by or at the direction of the Board or a duly-authorized committee thereof shall include, a number of individuals” and inserting the phrase “Following the First Closing Date, the First Reserve Designator shall have the right, but not the obligation, to designate a number of individuals for election as Director”.

(c)    A new Section 2.1(h) is hereby added to the Shareholders’ Agreement by inserting:
“(h) The First Reserve Designator shall notify the Company of the identity of the proposed First Reserve Designees, in writing, on or before the time such information is reasonably requested by the Board or the Nominating and Corporate Governance Committee for inclusion in a proxy statement for a meeting of shareholders, together with all information about the proposed First Reserve Designees as shall be reasonably requested by the Board or the Nominating and Corporate Governance Committee.”
(d)    A new Section 2.1(i) is hereby added to the Shareholders’ Agreement by inserting:
“(i) Notwithstanding anything to the contrary herein, the First Reserve Designator shall not be entitled to designate any First Reserve Designee pursuant to Section 2.1(a) to the Board if the Board or the Nominating and Corporate Governance Committee reasonably determines that (i) the election of such First Reserve Designee to the Board would cause the Company to not be in compliance with applicable Law (but, if the compliance relates to the lack of independence of the proposed First Reserve Designee, only, after receiving the consent of the First Reserve Designator pursuant to Section 2.1(f), after first increasing the size of the Board and appointing any necessary independent Directors to fill such newly created vacancies) or (ii) such First Reserve Designee has been involved in any of the events enumerated in Item 2(d) or (e) of Schedule 13D under the Exchange Act or Item 401(f) of Regulation S-K under the Securities Act or is subject to any order, decree or judgment of any Governmental Authority prohibiting service as a director of any public company. In any such case described in clauses (i) or (ii) of the immediately preceding sentence, the First Reserve Designator shall withdraw the designation of such proposed First Reserve Designee, and, subject to the requirements of this Section 2.1(i), be permitted to designate a replacement therefor (which replacement First Reserve Designee will also be subject to the requirements of this Section 2.2(i)). Subject to applicable NYSE listing standards (or other applicable requirements of any relevant stock exchange) or applicable Law, in no event shall any such First Reserve Designee’s actual or potential lack of independence resulting from its relationship with a First Reserve Entity be considered to disqualify such First Reserve Designee from being a member of the Board pursuant to Section 2.1.”
(e)    Section 3.1 of the Shareholders’ Agreement is hereby amended and replaced in its entirety with the following:
“3.1 Books and Records; Access. Subject to applicable law, until the date on which the First Reserve Designator is no longer entitled to designate a Director to the Board pursuant to Section 2.1, the Company shall, and shall cause its Subsidiaries to, upon Shareholder’s reasonable request, permit the Shareholder and its designated representatives, at reasonable times and upon reasonable prior notice to the Company, to review the books and records of the Company or any of such Subsidiaries and to discuss the affairs, finances and condition of the Company or any of such Subsidiaries with the officers of the Company or any such Subsidiary; provided, however, that (i) such access shall not unreasonably disrupt the operations of the Company or any of its Subsidiaries and (ii) the Company shall not be required to disclose any privileged information of the Company so long as the Company has used commercially reasonable efforts to enter into an arrangement pursuant to which it may provide such information to the Shareholder and the First Reserve Entities without the loss of any such privilege.”
(f)    Section 3.2 of the Shareholders’ Agreement is hereby amended and replaced in its entirety with the following:
“3.2 Certain Reports. Subject to applicable Law, until the date on which the First Reserve Designator is no longer entitled to designate a Director to the Board pursuant to Section 2.1, the Company shall deliver or cause to be delivered to the Shareholder, at its request:
(i)    operating and capital expenditure budgets and periodic information packages relating to the operations and cash flows of the Company and its Subsidiaries that are provided to the Board or the boards of directors of the Company’s Subsidiaries; and
(ii)    to the extent otherwise prepared by the Company, such other reports and information as may be reasonably requested by Shareholder; provided, however, that (i) the Company shall not be required to provide any reports or information to the extent it would unreasonably disrupt the operations of the Company or any of its Subsidiaries and (ii) the Company shall not be required to disclose any privileged information of the Company so long as the Company has used commercially reasonable efforts to enter into an arrangement pursuant to which it may provide such information to the Shareholder and the First Reserve Entities without the loss of any such privilege.”
(g)    A new Section 3.3 is hereby added to the Shareholders’ Agreement by inserting:
“3.3 Confidentiality. The Shareholder and each First Reserve Party will hold, and will cause its respective Affiliates and their respective directors, managers, officers, employees, agents, consultants, auditors, attorneys, financial advisors, financing sources and other consultants and advisors (“Representatives”) to hold, in strict confidence, unless disclosure to a regulatory authority is necessary in connection with any necessary regulatory approval, examination or inspection or unless disclosure is required by judicial or administrative process or by other requirement of law or the applicable requirements of any regulatory agency or relevant stock exchange (in which case, other than in connection with a disclosure in connection with a routine audit or examination by, or document request from, a regulatory or self-regulatory authority, bank examiner or auditor, the party disclosing such information shall provide the other party with prior written notice of such permitted disclosure), all non-public records, books, contracts, instruments, computer data and other data and information (collectively, “Information”) concerning the Company or any of its Subsidiaries furnished to it by or on behalf of the Company or any of its Subsidiaries pursuant to this Agreement (except to the extent that such information can be shown by the party receiving such Information to have been (1) previously known by such party from other sources, provided that such source was not known by such party to be bound by a contractual, legal or fiduciary obligation of confidentiality to the other party, (2) in the public domain through no violation of this Section 3.3 by such party or (3) later lawfully acquired from other sources by the party to which it was furnished), and no such party shall release or disclose such Information to any other person, except its Representatives; provided, that nothing herein, or in any confidentiality agreement with the Company entered into prior to the date hereof, shall prevent the Shareholder from disclosing Information on a confidential basis to (i) any advisory committee made up of its or any of its Affiliates’ direct or indirect limited partners, (ii) in connection with any syndication of any indirect equity interest in the Company issued by any First Reserve Entity to any prospective limited partners or other equity investors and/or their respective Representatives or (iii) any proposed transferee of any Preferred Shares or Ordinary Shares owned by any of the First Reserve Parties in connection with any Transfer that is permitted under this Agreement.”
(h)    The proviso in the second sentence of Section 5.5 of the Shareholders’ Agreement is hereby replaced in its entirety by inserting the following:
“provided, however, that, without the prior written consent of the Company, a First Reserve Party may assign this Agreement to a Controlled Affiliate of any First Reserve Party that becomes a party hereto.”
(i)    Section 5.6 of the Shareholders’ Agreement is hereby replaced in its entirety by inserting the following:
“5.6 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.”
(j)    Section 5.7 of the Shareholders’ Agreement is hereby replaced in its entirety by inserting the following:
“5.7 Jurisdiction. The parties hereby irrevocably and unconditionally consent to submit to the exclusive jurisdiction of the state and federal courts located in the Borough of Manhattan, State of New York for any actions, suits or proceedings arising out of or relating to this Agreement and the transactions contemplated hereby. The parties hereby irrevocably and unconditionally consent to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such action, suit or proceeding and irrevocably waive, to the fullest extent permitted by law, any objection that they may now or hereafter have to the laying of the venue of any such action, suit or proceeding in any such court or that any such action, suit or proceeding which is brought in any such court has been brought in an inconvenient forum. Process in any such action, suit or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing, each party agrees that service of process on such party as provided in this Section 5.7 shall be deemed effective service of process on such party. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.”
(k)    The first sentence of Section 5.9 of the Shareholders’ Agreement is hereby amended by inserting the following after the words “This Agreement”:
“(together with the Post-Closing Voting Agreement)”
3.    Consent to Increase in Number Directors. Pursuant to Section 2.1(f) of the Shareholders’ Agreement and Article 93 of the Company’s Articles of Association, the First Reserve Designator hereby consents to the increase of the size of the Board to 10 members in connection with the transactions contemplated by the Investment Agreement, and the Company hereby acknowledges such consent.
4.    Resignation of First Reserve Designee. On or prior to the First Closing, the First Reserve Parties shall cause one First Reserve Designee to resign from the Board, effective as of the First Closing Date.
5.    Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of New York.
6.    Counterparts. This Amendment may be executed in any number of counterparts and by the parties to it on separate counterparts, each of which shall be an original but all of which together shall constitute one and the same instrument.
7.    References. Upon the effectiveness of this Amendment as set forth in Section 1, all references in the Agreement or in other documents related to the Shareholders’ Agreement shall be deemed to be references to the Shareholders’ Agreement as modified by this Amendment.
[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment on the day and year first above written.

COMPANY:

CHC GROUP LTD.

By: /s/ Michael J. O’Neill
Name:    Michael J. O’Neill
Title:    Senior Vice President and Chief Legal Officer

[Signature Page to Amendment No. 1 to Shareholders’ Agreement]

SHAREHOLDER:

6922767 HOLDING (CAYMAN) INC.

By: /s/ Dod E. Wales
Name:    Dod E. Wales
Title:    Director

FIRST RESERVE PARTIES:

HORIZON ALPHA LIMITED

By: /s/ Dod E. Wales
Name:    Dod E. Wales
Title:    Director

FR XI HORIZON CO-INVESTMENT I, L.P.
By:    FR XI Offshore GP, L.P., its general partner
By:    FR XI Offshore GP Limited, its general partner

By: /s/ Jeffrey Quake
Name:    Jeffrey Quake
Title:    Authorized Signatory

FR XI HORIZON CO-INVESTMENT II, L.P.
By:    FR XI Offshore GP, L.P., its general partner
By:    FR XI Offshore GP Limited, its general partner

By: /s/ Jeffrey Quake
Name:    Jeffrey Quake
Title:    Authorized Signatory

[Signature Page to Amendment No. 1 to Shareholders’ Agreement]